Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1A, Amendment #3, of Cyber Informatix, Inc., of our report dated September 23, 2008 on our audit of the financial statements of Cyber Informatix, Inc. as of June 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2008 and since inception on September 17, 2007 through June 30, 2008, and the reference to us under the caption “Experts.”

We consent to the use, in the registration statement on Form S-1A, Amendment #3, of Cyber Informatix, Inc., of our report dated February 27, 2009 on our review of the financial statements of Cyber Informatix, Inc. as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period ended December 31, 2008 and since inception on September 17, 2007 through December 31, 2008, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
March 16, 2009

6490 West Desert Inn Road, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501